UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2011 (July 8, 2011)

HUBEI MINKANG PHARMACEUTICAL LTD.
(Exact name of registrant as specified in its charter)

Commission File Number 000-53231

Nevada	26-2410685
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2808 Cowan Circle
Las Vegas, NV  89107
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (866) 446-1869

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 8, 2011, we entered into a share exchange agreement with HBMK Pharmaceutical Limited (“HBMK”), a BVI corporation, and all of the shareholders of HBMK (the “Vendors”).  Pursuant to the terms of the share exchange agreement, we have agreed to acquire all of the issued and outstanding shares of capital stock of HBMK from the Vendors in exchange for the issuance of 33,500,000 shares of our common stock to the Vendors on a pro rata basis in accordance with each Vendor’s percentage ownership in HBMK, subject to the satisfaction or waiver of certain conditions precedent as set out in the share exchange agreement.

At the closing of the share exchange agreement, HBMK will become our wholly owned subsidiary.  HBMK is the sole shareholder of Hubei Minkang Pharmaceutical Co., Ltd., a company organized under the laws of the People’s Republic of China, which is a modern pharmaceutical enterprise that produces and markets Traditional Chinese Medicines and Over-The-Counter pharmaceuticals in China as well as markets its products to the US, Japan, Canada, Singapore, Malaysia, Thailand and Hong Kong among other countries.

In accordance with the share exchange agreement, Mr. Hsien Loong Wong, our current President, CEO, CFO, Secretary and Treasurer and a director, has agreed to resign as the Company’s President, CEO, CFO, Secretary, Treasurer and director and to appoint Mr. Lee Tong Tai as the President, CEO and a director of the Company, Ms. Ang Siew Khim as the Secretary, Treasurer and a director of the Company and Mr. Johnny Lian Tian Yong as a director of the Company and Mr. Loke Hip Meng as the CFO of the Company.  Mr. Lee Tong Tai, Mr. Johnny Lian Tian Yong, and Ms. Ang Siew Khim will become directors of the Company no sooner than 10 days after a Schedule 14f-1 Information Statement has been filed with the Securities and Exchange Commission and transmitted to all holders of record of securities of the Company who would be entitled to vote at a meeting for election of directors.

The securities of our company to be issued to the Vendors upon the closing of the share exchange agreement will not be registered under the Securities Act of 1933, as amended, or under the securities laws of any state in the United States, and will be issued in reliance upon an exemption from registration under the Securities Act of 1933. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933 or an applicable exemption from such registration requirements.

Conditions Precedent to the Closing of the Share Exchange Agreement

The closing of the share exchange agreement is subject to the satisfaction of conditions precedent to closing as set forth in the share exchange agreement, including the following:

1.	no material adverse effect will have occurred with the business or assets of HBMK Pharmaceutical Limited since the effective date of the share exchange agreement;
2.	our company, HBMK Pharmaceutical Limited and the Vendors will have received all third-party consents and approvals contemplated by the share exchange agreement;
3.	no suit, action or proceeding will be pending or threatened which would prevent the consummation of any of the transactions contemplated by the share exchange agreement;
4.	our company will be reasonably satisfied with our due diligence investigation of HBMK Pharmaceutical Limited and its subsidiaries; and
5.	the board of directors of our company, HBMK Pharmaceutical Limited and the corporate Vendors will have approved the transactions contemplated by the share exchange agreement.

Due to conditions precedent to closing, including those set out above, and the risk that the conditions precedent will not be satisfied, there is no assurance that our company will complete the share exchange as contemplated in the share exchange agreement.

The foregoing description of the share exchange agreement does not purport to be complete and is qualified in its entirety by reference to the share exchange agreement, which is attached hereto as Exhibit 10.1.

ITEM 8.01. OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description of Exhibit

10.1	Share Exchange Agreement, dated July 8, 2011, among Hubei Minkang Pharmaceutical Ltd., HBMK Pharmaceutical Limited and all the shareholders of HBMK Pharmaceutical Limited.

99.1	News release dated July 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 11, 2011
Hubei Minkang Pharmaceutical Ltd.

By:	/s/ Hsien Loong Wong
Name:	Hsien Loong Wong
Title:	President and Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page Number
10.1	Share Exchange Agreement, dated July 8, 2011, among Hubei Minkang Pharmaceutical Ltd., HBMK Pharmaceutical Limited and all the shareholders of HBMK Pharmaceutical Limited.	6
99.1	News release dated July 11, 2011.